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                                                                      EXHIBIT 99

                             NETWORK EXPRESS, INC.
  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NETWORK EXPRESS, INC.

  Discretionary authority is hereby conferred as to any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus (with all enclosures and attachments) dated July 3, 1996 and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

  The undersigned hereby constitutes and appoints RICHARD P. EIDSWICK and DAVID
L. HARTMANN, and each of them, attorneys, agents and proxies with power of substitution to vote all the shares of Common Stock (the "Network Common Stock") of Network Express, Inc. ("Network") that the undersigend is entitled to vote at the Special Meeting of Shareholders of Network to be held on Thursday, August 1, 1996 at 10:00 a.m., local time, at 305 East Eisenhower Parkway, Ann Arbor, Michigan 48108, and any and all adjournments thereof, as follows:

                        (To be Signed on Reverse Side)
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[X]Please mark your
   votes as in this
   example.



                                                     FOR  AGAINST  ABSTAIN
1. Proposal to approve and adopt the Agreement       [_]    [_]      [_]
   and Plan of Merger, dated May 21, 1996, among
   Cabletron Systems, Inc., Cabletron Systems of
   Michigan, Inc. and Network Express, Inc.
   (the "Merger Agreement")





SIGNATURE(S) _________________________________________ DATE ____________
NOTE: Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, A PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.